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                                                                    EXHIBIT 99.1

      JUNE 14, 2005, INVESTOR FREQUENTLY ASKED QUESTIONS (FAQS) AND ANSWERS

      FROM TIME TO TIME, INVESTOR RELATIONS WILL PROVIDE FAQS AND ANSWERS ON VARIOUS TOPICS OF INTEREST TO INVESTORS. THE FOLLOWING IS A COMPILATION OF RECENT FAQS AND ANSWERS.


Q     WHAT IS THE STATUS OF YOUR CCR5 INHIBITOR FOR HIV?

A The U.S. Food and Drug Administration (FDA) recently granted Fast Track designation to Schering-Plough's CCR5 receptor antagonist vicriviroc for the treatment of HIV infection. FDA Fast Track programs are designed to facilitate the development and expedite the review of new drugs that are intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.

      Vicriviroc is currently being studied in two Phase II clinical trials, one in the United States and one in Europe and Canada. The company expects to begin Phase III clinical studies with vicriviroc this summer.


Q     WHAT IS THE STATUS OF POSACONAZOLE AT THE FDA? EUROPE?

A Schering-Plough received an approvable letter from the U.S. FDA on June 10, 2005 for its New Drug Application (NDA) for posaconazole, an oral antifungal agent. The company is assessing the FDA's request for additional data and will respond to the FDA as soon as possible in order to continue the U.S. regulatory review for this new treatment for patients with serious fungal infections. Posaconazole is currently under regulatory review in Europe.


Q     HOW IS THE LAUNCH OF PEG-INTRON/REBETOL IN JAPAN PROGRESSING?

A Schering-Plough is pleased with the early launch success of PEG-INTRON in Japan.

      Since its December launch, PEG-INTRON in combination with REBETOL has become the leading Hepatitis C treatment in Japan and already holds over 40 percent market share, according to IMS data. On a combined basis, PEG-INTRON and INTRON A have more than 50 percent market share in Japan, according to IMS data.

      For the remainder of 2005, we anticipate continued sales growth of PEG-INTRON in Japan, on a year-over-year basis. Sales in Japan are benefiting from the significant number of patients who were waiting for approval of PEG-INTRON before beginning treatment ("patient warehousing"). Comparisons in 2006 will be unfavorably impacted by the absence of this patient warehousing.

      It is estimated that between 1.5 million and 2 million people in Japan are infected with Hepatitis C. Hepatitis C is the leading cause in Japan of chronic liver disease,


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      cirrhosis, and hepatocellular carcinoma, which is associated with more than 30,000 deaths there annually.

Q DO YOU HAVE INVENTORY MANAGEMENT AGREEMENTS (IMAS) WITH U.S. PHARMACEUTICAL WHOLESALERS FOR ZETIA AND VYTORIN?

A Recently, Merck Schering-Plough Cholesterol Partnership entered into inventory management agreements with the major U.S.
      pharmaceutical wholesalers.

      Schering-Plough also has existing inventory management agreements in place for its other products.

Q     IN WHICH EUROPEAN COUNTRIES HAVE YOU LAUNCHED VYTORIN/INEGY AND
      ZETIA/EZETROL?

A EZETROL has been launched in many European countries, including Germany, France, Spain, United Kingdom, Ireland, Sweden, and Switzerland.

      Currently, INEGY has been launched in Germany, The Netherlands, Ireland, and Portugal. The launch in the United Kingdom has recently been initiated.


Q     HOW WOULD YOU CHARACTERIZE THE ALLERGY SEASON IN THE U.S. AND
      EUROPE?

A The allergy season in the U.S. and Europe would best be characterized as moderate in the U.S. and Europe, while the season in Japan was exceptionally severe for patients with allergies.


      DISCLOSURE NOTICE: This Investor FAQ contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, including statements concerning Vicriviroc and the potential of PEG-INTRON in Japan. Forward-looking statements relate to expectations or forecasts of future events and not to historical information. Schering-Plough does not assume the obligation to update any forward-looking statement. Any and all forward-looking statements here or in other publications may turn out to be wrong. Actual results may vary materially and there are no guarantees about Schering-Plough's financial and operational performance or the performance of Schering-Plough stock.
      A number of risks and uncertainties could cause actual results to differ from forward-looking statements made here or in other Schering-Plough written or spoken communications, including the market viability of the company's (and the cholesterol joint venture's) marketed and pipeline products; possible changes in business strategies and the ability to successfully implement those business strategies; general market and economic factors; regulations and legislation; label/use changes or concern of prescribers or patients relating to Schering-Plough products, other company's products or pharmaceutical products generally; existing and new manufacturing issues that may arise; trade buying patterns;
      patent positions; litigation and investigations; and instability or destruction in a geographic area important to the company. For a more detailed discussion of these and other risks and uncertainties that may impact forward-looking statements, see Schering-Plough's Securities and Exchange Commission filings, including the 2005 First Quarter 10-Q.